                                                                    EXHIBIT 12.1

                         LEUCADIA NATIONAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               (EXCLUDING INTEREST ON CUSTOMER BANKING DEPOSITS)

                                               NINE MONTHS
                                           ENDED SEPTEMBER 30,
                                -----------------------------------------
                                       2003                  2002
                                       ----                  ----
                                         (DOLLARS IN THOUSANDS)
Income from continuing
  operations before cumulative
  effect of a change in
  accounting
  principles..................       $ 55,913              $ 28,248

Add (deduct):
    Income taxes..............         40,555                13,177
    Fixed charges per below...         29,571                19,800
    Equity in income (losses)
      of associated
      companies...............        (94,673)              (77,393)
    Distributed income from
      equity investees........         22,393                36,768
                                     --------              --------
        Income, as adjusted...       $ 53,759              $ 20,600
                                     --------              --------
                                     --------              --------
Fixed charges:
    Interest on debt
      (excluding customer
      banking deposits).......       $ 18,900              $ 11,554
    Minority expense of trust
      preferred securities....          4,248                 6,371
    Amortization of debt
      expense and premium.....            780                   507
    Portion of rent
      representative of the
      interest factor.........          5,643                 1,368
                                     --------              --------
        Total fixed charges...       $ 29,571              $ 19,800
                                     --------              --------
                                     --------              --------
Ratio of earnings to fixed
  charges.....................           1.82                  1.04
                                     --------              --------
                                     --------              --------


                                             YEAR ENDED DECEMBER 31,
                                --------------------------------------------------
                                 2002      2001       2000       1999       1998
                                 ----      ----       ----       ----       ----
                                              (DOLLARS IN THOUSANDS)
Income from continuing
  operations before cumulative
  effect of a change in
  accounting
  principles..................  $152,531  $ 62,928  $146,606   $187,748   $ 52,704

Add (deduct):
    Income taxes..............  (111,178)  (22,917)   75,496     36,863    (27,001)
    Fixed charges per below...    26,428    26,831    32,810     38,015     45,498
    Equity in income (losses)
      of associated
      companies...............   (91,373)   24,576   (29,293)     2,932    (23,290)
    Distributed income from
      equity investees........    41,738    76,317     3,816      8,811     52,310
                                  ------  --------  --------   --------   --------
        Income, as adjusted...   $18,146  $167,735  $229,435   $274,369   $100,221
                                  ------  --------  --------   --------   --------
                                  ------  --------  --------   --------   --------
Fixed charges:
    Interest on debt
      (excluding customer
      banking deposits).......   $15,512   $ 16,264 $ 21,688   $ 26,521   $ 30,402
    Minority expense of trust
      preferred securities....     8,495      8,495    8,494      8,494     12,689
    Amortization of debt
      expense and premium.....       688        505      495        909      1,407
    Portion of rent
      representative of the
      interest factor.........     1,733      1,567    2,133      2,091      1,000
                                  ------   -------- --------   --------   --------
        Total fixed charges...   $26,428   $ 26,831 $ 32,810   $ 38,015   $ 45,498
                                  ------   -------- --------   --------   --------
                                  ------   -------- --------   --------   --------
Ratio of earnings to fixed
  charges.....................       .69       6.25     6.99       7.22       2.20
                                  ------   -------- --------   --------   --------
                                  ------   -------- --------   --------   --------

Note: For the year ended December 31, 2002, earnings were inadequate to cover fixed charges by $8.3 million.

                                                                    EXHIBIT 12.1

                         LEUCADIA NATIONAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               (INCLUDING INTEREST ON CUSTOMER BANKING DEPOSITS)

                                            NINE MONTHS
                                        ENDED SEPTEMBER 30,                             YEAR ENDED DECEMBER 31,
                              ----------------------------------------   ---------------------------------------------------
                                    2003                  2002             2002        2001       2000       1999       1998
                                    ----                  ----             ----        ----       ----       ----       ----
                                                                  (DOLLARS IN THOUSANDS)
Income from continuing
  operations before cumulative
  effect of a change in
  accounting
  principles..................
                                  $ 55,913           $ 28,248         $ 152,531   $ 62,928   $146,606   $187,748   $ 52,704
Add (deduct):
    Income taxes..............      40,555             13,177          (111,178)   (22,917)    75,496     36,863    (27,001)
    Fixed charges per below...      36,859             34,055            44,463     58,330     59,231     50,703     56,700
    Equity in income (losses)
      of associated
      companies...............     (94,673)           (77,393)          (91,373)    24,576    (29,293)     2,932    (23,290)
    Distributed income from
      equity investees........      22,393             36,768            41,738     76,317      3,816      8,811     52,310
                                  --------           --------         ---------   --------   --------   --------   --------
        Income, as adjusted...    $ 61,047           $ 34,855         $  36,181   $199,234   $255,856   $287,057   $111,423
                                  --------           --------         ---------   --------   --------   --------   --------
                                  --------           --------         ---------   --------   --------   --------   --------
Fixed charges:
    Interest on debt
      (including customer
      banking deposits).......    $ 26,188           $ 25,809         $  33,547   $ 47,763   $ 48,109   $ 39,209   $ 41,604
    Minority expense of trust
      preferred securities....       4,248              6,371             8,495      8,495      8,494      8,494     12,689
    Amortization of debt
      expense and premium.....         780                507               688        505        495        909      1,407
    Portion of rent
      representative of the
      interest factor.........       5,643              1,368             1,733      1,567      2,133      2,091      1,000
                                  --------           --------         ---------   --------   --------   --------   --------
        Total fixed charges...    $ 36,859           $ 34,055         $  44,463   $ 58,330   $ 59,231   $ 50,703   $ 56,700
                                  --------           --------         ---------   --------   --------   --------   --------
                                  --------           --------         ---------   --------   --------   --------   --------
Ratio of earnings to fixed
  charges.....................        1.66               1.02               .81       3.42       4.32       5.66       1.97
                                  --------           --------         ---------   --------   --------   --------   --------
                                  --------           --------         ---------   --------   --------   --------   --------

Note: For the year ended December 31, 2002, earnings were inadequate to cover fixed charges by $8.3 million.

                                                                    EXHIBIT 12.1

                         LEUCADIA NATIONAL CORPORATION
          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
               (EXCLUDING INTEREST ON CUSTOMER BANKING DEPOSITS)

                                                                PRO FORMA       PRO FORMA
                                                               NINE MONTHS    TWELVE MONTHS
                                                                  ENDED           ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                                  ----            ----
Income from continuing operations before cumulative effect
  of a change in accounting principles......................    $ 39,262        $(335,507)
Add (deduct):
    Income taxes............................................      40,555         (111,178)
    Fixed charges per below.................................      83,810          161,958
    Equity in income (losses) of associated companies.......     (94,673)         (88,663)
    Distributed income from equity investees................      22,393           41,738
    Minority interest in loss of consolidated subsidiary....      (2,378)         (13,332)
                                                                --------        ---------
        Income, as adjusted.................................    $ 88,969        $(344,984)
                                                                --------        ---------
                                                                --------        ---------
Fixed charges:
    Interest on debt (excluding customer banking
      deposits).............................................      49,970           85,454
    Minority expense of trust preferred securities..........       4,248            8,495
    Amortization of debt expense and premium................         780              688
    Portion of rent representative of the interest factor...      28,812           67,321
                                                                --------        ---------
        Total fixed charges.................................    $ 83,810        $ 161,958
                                                                --------        ---------
                                                                --------        ---------
Ratio of earnings to fixed charges..........................        1.06            (2.13)
                                                                --------        ---------
                                                                --------        ---------

Note: The amounts reflected above are computed on a pro forma basis assuming the acquisition of all of the WilTel shares as of January 1, 2002. For more information on the pro forma amounts, see the Company's Current Report on Form 8-K filed with the Commission on November 18, 2003.

      For the year ended December 31, 2002, earnings were inadequate to cover fixed charges by $506.9 million.

                                                                    EXHIBIT 12.1

                         LEUCADIA NATIONAL CORPORATION
          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
               (INCLUDING INTEREST ON CUSTOMER BANKING DEPOSITS)

                                                                PRO FORMA       PRO FORMA
                                                               NINE MONTHS    TWELVE MONTHS
                                                                  ENDED           ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                                  ----            ----
Income from continuing operations before cumulative effect
  of a change in accounting principles......................    $ 39,262        $(335,507)
Add (deduct):
    Income taxes............................................      40,555         (111,178)
    Fixed charges per below.................................      91,098          179,993
    Equity in income (losses) of associated companies.......     (94,673)         (88,663)
    Distributed income from equity investees................      22,393           41,738
    Minority interest in loss of consolidated subsidiary....      (2,378)         (13,332)
                                                                --------        ---------
        Income, as adjusted.................................    $ 96,257        $(326,949)
                                                                --------        ---------
                                                                --------        ---------
Fixed charges:
    Interest on debt (including customer banking
      deposits).............................................      57,258          103,489
    Minority expense of trust preferred securities..........       4,248            8,495
    Amortization of debt expense and premium................         780              688
    Portion of rent representative of the interest factor...      28,812           67,321
                                                                --------        ---------
        Total fixed charges.................................    $ 91,098        $ 179,993
                                                                --------        ---------
                                                                --------        ---------
Ratio of earnings to fixed charges..........................        1.06            (1.82)
                                                                --------        ---------
                                                                --------        ---------

Note: The amounts reflected above are computed on a pro forma basis assuming the acquisition of all of the WilTel shares as of January 1, 2002. For more information on the pro forma amounts, see the Company's Current Report on Form 8-K filed with the Commission on November 18, 2003.

      For the year ended December 31, 2002, earnings were inadequate to cover fixed charges by $506.9 million.